As filed with the Securities and Exchange Commission on May 13, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TELENAV, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0521800
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1130 Kifer Road

Sunnyvale, California 94086

(408) 245-3800

(Address, including zip code and telephone number, of principal executive offices)

1999 STOCK OPTION PLAN

2002 EXECUTIVE STOCK OPTION PLAN

2009 EQUITY INCENTIVE PLAN

(Full title of the plan)

H.P. Jin, Ph.D.

Chairman, Chief Executive Officer and President

TeleNav, Inc.

1130 Kifer Road

Sunnyvale, California 94086

(Name and address of agent for service)

(408) 245-3800

(Telephone number, including area code, of agent for service)

Copies to:
Carmen Chang Julia Reigel Valerie Barnett Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300		Loren Hillberg General Counsel and Secretary Telenav, Inc. 1130 Kifer Road Sunnyvale, California 94086 (408) 245-3800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not Check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock ($0.001 par value) outstanding under the 1999 Stock Option Plan (2)	5,444,298 shares	$3.67(2)	$19,980,573.66	$1,424.61
Common Stock ($0.001 par value) outstanding under the 2002 Stock Option Plan (3)	362,666 shares	$0.07(3)	$25,386.62	$1.81
Common Stock ($0.001 par value) to be issued under the 2009 Equity Incentive Plan (4)	2,681,058 shares	$8.00(4)	$21,448,464.00	$1,529.28
TOTAL	8,488,022 shares		$41,454,424.28	$2,955.70

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under any of the listed plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $3.67 per share represents the weighted average exercise price for outstanding options.
(3)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $0.07 per share represents the weighted average exercise price for outstanding options.
(4)	Estimated in accordance with Rule 457(h) solely for purposes of calculating the registration fee on the basis of $8.00, the Initial Public Offering Price set forth on the cover page of the Registrant’s Prospectus dated May 13, 2010 relating to its initial public offering.

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

TeleNav, Inc. (the “Registrant”) hereby incorporates by reference in this Registration Statement on Form S-8 (the “Registration Statement”) the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

(1) The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act with the Commission on May 13, 2010, relating to our Registration Statement on Form S-1 (File No. 333-162771) and which includes audited financial statements for the Registrant’s latest fiscal year; and

(2) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-34720) filed with the Commission on April 26, 2010, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant has adopted an amended and restated certificate of incorporation that contains provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

The Registrant’s amended and restated certificate of incorporation and its amended and restated bylaws provide that the Registrant is required to indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. Any repeal of or modification to the Registrant’s amended and restated certificate of incorporation or amended and restated bylaws may not adversely affect any right or protection of a director or officer for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. The Registrant has entered and expects to continue to enter into agreements to indemnify its directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The Registrant believes that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The Registrant also maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions that are contained in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against the Registrant’s directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

See also Registrant’s undertakings in Section 9 of this Registration Statement.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4.1*

Form of Common Stock Certificate of Registrant (which is incorporated herein by reference to the Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-162771), as amended (“Registrant’s

Form S-1”)).

4.2*	1999 Stock Option Plan and forms of agreements thereunder, as amended (which are incorporated herein by reference to Exhibit 10.2 to the Registrant’s Form S-1).

4.3*	2002 Executive Stock Option Plan and forms of agreement thereunder (which are incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form S-1).

4.4*	2009 Equity Incentive Plan (which is incorporated herein by reference to Exhibit 10.4 to the Registrant’s Form S-1).

4.4.1*	Form of U.S. Stock Option Award Agreement (which is incorporated herein by reference to Exhibit 10.4 to the Registrant’s Form S-1).

4.4.2*	Form of U.S. Restricted Stock Unit Award Agreement (which is incorporated herein by reference to Exhibit 10.4 to the Registrant’s Form S-1).

4.4.3*	Form of U.S. Restricted Stock Award Agreement (which is incorporated herein by reference to Exhibit 10.4 to the Registrant’s Form S-1).

Exhibit Number	Description

4.4.4	Form of PRC Stock Option Award Agreement.

4.4.5	The UK Sub-Plan of the TeleNav, Inc. 2009 Equity Incentive Plan.

4.4.6	Form of Stock Option Award Agreement – United Kingdom.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on form S-1, as amended (Registration No. 333-162711), as declared effective on May 13, 2010.

ITEM 9.	UNDERTAKINGS.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 13th day of May, 2010.

TELENAV, INC.

By:	/s/ H.P. JIN
H.P. Jin, President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints H.P. Jin and Douglas Miller, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ H.P. JIN H.P. Jin	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	May 13, 2010

/s/ DOUGLAS MILLER Douglas Miller	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 13, 2010

/s/ SHAWN CAROLAN Shawn Carolan	Director	May 13, 2010

/s/ SAMUEL CHEN Samuel Chen	Director	May 13, 2010

/s/ HON JAN (JASON) CHIU Hon Jan (Jason) Chiu	Director	May 13, 2010

/s/ SOO BOON KOH Soo Boon Koh	Director	May 13, 2010

/s/ JOSEPH M. ZAELIT Joseph M. Zaelit	Director	May 13, 2010

TELENAV, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description

4.1*

Form of Common Stock Certificate of Registrant (which is incorporated herein by reference to the Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-162771), as amended (“Registrant’s

Form S-1”)).

4.2*	1999 Stock Option Plan and forms of agreements thereunder, as amended (which are incorporated herein by reference to Exhibit 10.2 to the Registrant’s Form S-1).

4.3*	2002 Executive Stock Option Plan and forms of agreement thereunder (which are incorporated herein by reference to Exhibit 10.3 to the Registrant’s Form S-1).

4.4*	2009 Equity Incentive Plan (which is incorporated herein by reference to Exhibit 10.4 to the Registrant’s Form S-1).

4.4.1*	Form of U.S. Stock Option Award Agreement (which is incorporated herein by reference to Exhibit 10.4 to the Registrant’s Form S-1).

4.4.2*	Form of U.S. Restricted Stock Unit Award Agreement (which is incorporated herein by reference to Exhibit 10.4 to the Registrant’s Form S-1).

4.4.3*	Form of U.S. Restricted Stock Award Agreement (which is incorporated herein by reference to Exhibit 10.4 to the Registrant’s Form S-1).

4.4.4	Form of PRC Stock Option Award Agreement.

4.4.5	The UK Sub-Plan of the TeleNav, Inc. 2009 Equity Incentive Plan.

4.4.6	Form of Stock Option Award Agreement – United Kingdom.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on form S-1, as amended (Registration No. 333-162711), as declared effective on May 13, 2010.